Exhibit 99.1

Sanchez Energy Corporation

Unaudited Pro Forma Combined Financial Information

On March 18, 2013, Sanchez Energy Corporation (together with its consolidated subsidiaries, the “Company,” “we,” “our,” “us” or similar terms) executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Hess Corporation (“Hess”) for approximately $256 million in cash, subject to customary adjustments (the “Cotulla acquisition”).  On May 31, 2013, the Company completed the Cotulla acquisition for an aggregate adjusted purchase price of $280.9 million.  The effective date of the transaction was March 1, 2013.

The purchase price was funded with borrowings under the Company’s Amended and Restated Credit Agreement, which was subsequently replaced using proceeds from a June 13, 2013 offering of the Company’s 7.75% senior notes due 2021, cash on hand, and proceeds from the Company’s private placement of the Series B Convertible Perpetual Preferred Stock. The total purchase price was allocated to the assets purchased and liabilities assumed in the Cotulla acquisition based upon fair values on the date of acquisition.

On September 9, 2013, the Company executed a definitive agreement to purchase assets in the Eagle Ford Shale in South Texas from Rock Oil Company, LLC (“Rock Oil”) for approximately $220 million in cash, subject to customary adjustments (the “Wycross acquisition”).  The closing of this transaction was completed on October 4, 2013 for an aggregate adjusted purchase price of $229.6 million.  The effective date of this acquisition was July 1, 2013.  The purchase price was funded with proceeds from the Company’s issuance of $200 million of 7.75% senior notes due 2021 with the remainder from the issuance of shares of common stock.

On September 18, 2013, the Company issued an additional $200 million in aggregate principal amount of its 7.75% senior notes due 2021 (the “Additional Notes”) in a private offering to eligible purchasers at a price to the purchasers of 96.5% of the principal amount of the Additional Notes.  The Company received net proceeds from this offering of $188.8 million, after deducting the initial purchasers’ discounts and estimated offering expenses of $4.2 million.  The Additional Notes were issued under the same indenture as the original senior notes issuance of $400 million on June 13, 2013, and are therefore treated as a single class of debt securities under the indenture.

Also, on September 18, 2013, the Company completed a public offering of 11,040,000 shares of common stock, at an issue price of $23.00 per share.  The Company received net proceeds from this offering of $241.4 million, after deducting underwriters’ fees and offering expenses of $12.5 million. Approximately $41.3 million was used to fund the purchase of the Wycross acquisition.

On June 30, 2014, the Company completed its acquisition of assets in the Eagle Ford Shale in South Texas from SWEPI LP and Shell Gulf of Mexico Inc. (collectively “Shell”) for an aggregate adjusted purchase price of $559.3 million, subject to customary adjustments (the “Catarina acquisition”).  The effective date of the transaction was January 1, 2014. The purchase price was funded with a portion of the proceeds from the issuance of the $850 million senior unsecured 6.125% notes due 2023 and cash on hand.

In connection with the Catarina acquisition, the Company entered into commitment letters for $950 million in debt financing.  The $950 million in debt financing contemplated by the commitment letters consisted of an amendment and restatement of the Company’s Amended and Restated Credit Agreement to increase the borrowing base from $400 million (with a $325 million elected commitment amount) to $550 million and for a limited time the Company would have had additional availability of $100 million, and a $300 million bridge loan credit facility.  Availability of the debt financing was conditioned upon, and was intended to be available concurrently with, the closing of the Catarina acquisition and subject to the satisfaction of various customary closing conditions, including the execution and delivery of definitive documents.  The Company did not utilize the bridge loan credit facility or the Amended and Restated Credit Agreement to fund the Catarina acquisition.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company adjusted to reflect the Cotulla, Wycross and Catarina acquisitions.  The Cotulla, Wycross and Catarina acquisitions are reflected in the Company’s historical consolidated balance sheet as of September 30, 2014 and as such it has not been presented.  The Company’s historical consolidated statement of operations for the year ended December 31, 2013 has been adjusted to give pro forma effect to the Cotulla, Wycross and Catarina acquisitions as presented in Note 2 to the unaudited pro forma combined financial information. The Company’s historical consolidated statement of operations for the nine months ended September 30, 2014 has also been adjusted to give pro forma effect to the Catarina acquisition as presented in Note 2 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•                  The Cotulla acquisition completed May 31, 2013.

•                  The Wycross acquisition completed October 4, 2013.

•                  The Catarina acquisition completed June 30, 2014.

•                  The issuance of $400 million in 7.75% senior notes due 2021 to refinance the borrowings under the Amended and Restated Credit Agreement to finance a portion of the Cotulla acquisition, and the related adjustments to interest expense.

•                  The borrowing of $200 million in aggregate principal under our 7.75% senior notes due 2021 to finance a portion of the Wycross acquisition, and the related adjustments to interest expense.

•                  The application of a portion of the issuance of $850 million in 6.125% senior notes due 2023 to finance the Catarina acquisition, and the related adjustments to interest expense.

•                  Issuance of 4,500,000 shares of Series B Convertible Perpetual Preferred Stock to finance a portion of the Cotulla acquisition and related adjustments to preferred dividends.

•                  Issuance of approximately 1,800,000 common shares to finance a portion of the Wycross acquisition.

The unaudited pro forma combined statement of operations combines the results of operations of the Company for the year ended December 31, 2013 as if the Cotulla, Wycross and Catarina acquisitions, including the financing discussed above, had occurred on January 1, 2013. The unaudited pro forma combined statement of operations combines the results of operations of the Company for the nine months ended September 30, 2014 as if the Catarina acquisition, including the issuance of 6.125% senior notes due 2023, had occurred on January 1, 2013.

The unaudited pro forma combined financial information should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2013 and the Company’s Form 10-Q for the quarterly period ended September 30, 2014.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations that the Company would have reported had the Cotulla, Wycross and Catarina acquisitions been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company’s future combined results of operations.  The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined

Statement of Operations

For the Nine Months Ended September 30, 2014

	Sanchez Historical	Catarina Acquisition (Note 2)		Catarina Pro Forma Adjustments (Note 2)		Pro Forma Adjustments (Note 2)	Sanchez Pro Forma Combined
REVENUES:
Oil sales	$414,484	$70,936		$—		$—	$485,420
Natural gas liquid sales	43,918	47,954		—		—	91,872
Natural gas sales	35,171	40,450		—		—	75,621
Total revenues	493,573	159,340	(a)	—		—	652,913

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	64,203	43,472	(b)	—		—	107,675
Production and ad valorem taxes	29,161	4,134	(c)	—		—	33,295
Depreciation, depletion, amortization and accretion	225,297	—		—		52,482 (d)	277,779
General and administrative	60,999	—		—		—	60,999
Total operating costs and expenses	379,660	47,606		—		52,482	479,748
Operating income (loss)	113,913	111,734		—		(52,482)	173,165

Other income (expense):
Interest and other income	97	—		—		—	97
Interest expense	(58,145)	—		(13,052	)(g)	—	(71,197)
Net gains (losses) on commodity derivatives	6,399	—		—		—	6,399
Total other income (expense)	(51,649)	—		(13,052)		—	(64,701)
Income (loss) before income taxes	62,264	111,734		(13,052)		(52,482)	108,464
Income tax expense	21,946	—		—		16,284 (h)	38,230
Net income (loss)	40,318	111,734		(13,052)		(68,766)	70,234
Less:
Preferred stock dividends	(29,599)	—		—		—	(29,599)
Net income allocable to participating securities	(495)	—		—		(1,380)	(1,875)
Net income (loss) attributable to common stockholders	$10,224	$111,734		$(13,052)		$(70,146)	$38,760

Net income per common share - basic and diluted	$0.20						$0.76
Weighted average number of shares	51,153					—	51,153

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2013

	Sanchez Historical	Cotulla Acquisition (Note 2)		Wycross Acquisition (Note 2)		Catarina Acquisition (Note 2)		Cotulla Pro Forma Adjustments (Note 2)		Wycross Pro Forma Adjustments (Note 2)		Catarina Pro Forma Adjustments (Note 2)		Pro Forma Adjustments (Note 2)		Sanchez Pro Forma Combined
REVENUES:
Oil sales	$290,322	$50,181		$35,420		$206,354		$—		$—		$—		$—		$582,277
Natural gas liquid sales	13,013	1,570		564		108,658		—		—		—		—		123,805
Natural gas sales	11,085	1,855		370		90,169		—		—		—		—		103,479
Total revenues	314,420	53,606	(a)	36,354	(a)	405,181	(a)	—		—		—		—		809,561

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	35,669	23,942	(b)	2,278	(b)	128,302	(b)	—		—		—		—		190,191
Production and ad valorem taxes	17,334	2,749	(c)	1,683	(c)	11,841	(c)	—		—		—		—		33,607
Depreciation, depletion, amortization and accretion	134,845	—		—		—		—		—		—		217,888	(d)	352,733
General and administrative	47,951	—		—		—		—		—						47,951
Total operating costs and expenses	235,799	26,691		3,961		140,143		—		—		—		217,888		624,482
Operating income (loss)	78,621	26,915		32,393		265,038		—		—		—		(217,888)		185,079

Other income (expense):
Interest and other income	135	—		—		—		—		—		—		—		135
Interest expense	(30,934)	—		—		—		(4,168	)(e)	(12,187	)(f)	(37,353	)(g)	—		(84,642)
Net losses on commodity derivatives	(16,938)	—		—		—		—		—		—		—		(16,938)
Total other income (expense)	(47,737)	—		—		—		(4,168)		(12,187)		(37,353)		—		(101,445)
Income (loss) before income taxes	30,884	26,915		32,393		265,038		(4,168)		(12,187)		(37,353)		(217,888)		83,634
Income tax expense	3,986													18,593	(h)	22,579
Net income (loss)	26,898	26,915		32,393		265,038		(4,168)		(12,187)		(37,353)		(236,481)		61,055
Less:
Preferred stock dividends	(18,525)	—		—		—		(3,413	)(j)	—		—		—		(21,938)
Net income allocable to participating securities	(364)	—		—		—		—		—		—		(1,287	)(k)	(1,651)
Net income (loss) attributable to common stockholders	$8,009	$26,915		$32,393		$265,038		$(7,581)		$(12,187)		$(37,353)		$(237,768)		$37,466

Net income per common share - basic and diluted	$0.22															$0.99
Weighted average number of shares	36,379													1,311		37,690 (i)

Notes to Unaudited Pro Forma

Combined Financial Information

Note 1. Basis of Presentation

On May 31, 2013, the Company completed the Cotulla acquisition for an aggregate adjusted purchase price of $280.9 million.  The effective date of the transaction was March 1, 2013.

The purchase price was funded with borrowings under the Company’s Amended and Restated Credit Agreement, which was subsequently replaced using proceeds from a June 13, 2013 offering of the Company’s 7.75% senior notes, cash on hand, and proceeds from the Company’s private placement of the Series B Convertible Perpetual Preferred Stock. The total purchase price was allocated to the assets purchased and liabilities assumed in the Cotulla acquisition based upon fair values on the date of acquisition.

On October 4, 2013, the Company completed the Wycross acquisition for an aggregate adjusted purchase price of $229.6 million.  The effective date of this acquisition was July 1, 2013.

The purchase price was funded with proceeds from the Company’s issuance of $200 million of 7.75% senior notes due 2021 and the issuance of shares of common stock.  The total purchase price was allocated to the assets purchased and liabilities assumed in the Wycross acquisition based upon fair values on the date of acquisition.

On June 30, 2014, the Company completed the Catarina acquisition for an aggregate adjusted purchase price of $559.3 million, subject to customary adjustments.  The effective date of the transaction was January 1, 2014.

The purchase price was funded with a portion of the proceeds from the issuance of the $850 million senior unsecured 6.125% notes due 2023 and cash on hand. The total purchase price was allocated to the assets purchased and liabilities assumed in the Catarina acquisition based upon fair values on the date of acquisition.

In connection with the Catarina acquisition, the Company entered into commitment letters for $950 million in debt financing.  The $950 million in debt financing contemplated by the commitment letters consisted of an amendment and restatement of the Company’s Amended and Restated Credit Agreement to increase the borrowing base from $400 million (with a $325 million elected commitment amount) to $550 million and for a limited time the Company would have had additional availability of $100 million, and a $300 million bridge loan credit facility.  Availability of the debt financing was conditioned upon, and was intended to be available concurrently with, the closing of the Catarina acquisition and subject to the satisfaction of various customary closing conditions, including the execution and delivery of definitive documents.  The Company did not utilize the bridge loan credit facility or the Amended and Restated Credit Agreement to fund the Catarina acquisition.

The Cotulla, Wycross and Catarina acquisitions are reflected in the Company’s historical consolidated balance sheet as of September 30, 2014.  The unaudited pro forma combined statements of operations have been prepared to give effect to the Cotulla, Wycross and Catarina acquisitions, including the issuance of the Company’s 7.75% senior notes due 2021, issuance of the Company’s 6.125% senior notes due 2023, and the issuance of preferred and common shares discussed above, as if they had occurred on January 1, 2013.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Company’s management; therefore, actual results could differ materially from the pro forma information.  However, management believes the assumptions provide a reasonable basis for presenting the significant effect of the Cotulla, Wycross and Catarina acquisitions.  The Company believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2. Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 include adjustments to reflect the following:

(a)         Represents the oil, natural gas liquids and natural gas sales attributable to the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(b)         Represents the oil and natural gas production expenses attributable to the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(c)          Represents the production taxes attributable to the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

Notes to Unaudited Pro Forma

Combined Financial Information

(d)         Represents the increase in depreciation, depletion, amortization and accretion resulting from the Cotulla, Wycross and Catarina acquisitions completed during 2013 and 2014.

(e)          Represents the pro forma interest expense and amortization of debt issuance costs related to borrowings under the Company’s Amended and Restated Credit Agreement to fund a portion of the Cotulla acquisition during 2013, calculating interest expense using 7.75% associated with the senior notes due 2021 as the senior notes replaced the Amended and Restated Credit Agreement in financing the acquisition.

(f)           Represents the pro forma interest expense, amortization of debt issuance costs, and accretion of debt discount related to the issuance of the $200 million 7.75% senior notes due 2021 to fund a portion of the Wycross acquisition completed during 2013.

(g)          Represents the pro forma interest expense and amortization of debt issuance costs related to the application of a portion of the issuance of the $850 million 6.125% senior notes due 2023 to finance the Catarina acquisition completed on June 30, 2014.

(h)         Represents the incremental income tax expense related to the pro forma effects of combining the Company’s operations with the Cotulla, Wycross and Catarina assets’ operations.

(i)             Represents the pro forma weighted average shares outstanding, including 1,800,000 shares of common stock issued related to the Wycross acquisition.

(j)            Represents the pro forma preferred stock dividends related to the Series B Convertible Perpetual Preferred Stock, proceeds of which were used to fund a portion of the Cotulla acquisition completed during 2013.

(k)         Represents the pro forma income allocated to participating restricted stock.

Summary Unaudited Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas

Reserve Data

The following tables set forth summary pro forma information with respect to the Company’s and the Catarina acquisitions’ pro forma combined estimated net proved, proved developed and proved undeveloped oil, natural gas liquids and natural gas reserves as of and for the year ended December 31, 2013.  This pro forma information gives effect to the Catarina acquisition as if it had occurred on January 1, 2013.  Future exploration, exploitation and development expenditures, as well as future commodity prices and services costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated quantities of oil, natural gas liquids and natural gas reserves as of December 31, 2013:

Oil (mbo)

						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	18,266	9,974	10,465	—	—	38,705
Revisions of previous estimates	(1,608)	—	—	—	515	(1,093)
Extensions, discoveries and other	13,719	—	—	14,872	(2,381)	26,210
Purchases of reserves in place	17,952	—	—	—	(17,745)	207
Production	(2,909)	(1,289)	(448)	(2,281)	909	(6,018)
December 31, 2013	45,420	8,685	10,017	12,591	(18,702)	58,011

Natural Gas Liquids (mbbl)

						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	310	2,740	891	0	—	3,941
Revisions of previous estimates	2,286	—	—	—	(651)	1,635
Extensions, discoveries and other	1,830	—	—	25,628	(241)	27,217
Purchases of reserves in place	2,644	—	—	—	(2,644)	—
Production	(455)	(278)	(19)	(3,743)	202	(4,293)
December 31, 2013	6,615	2,462	872	21,885	(3,334)	28,500

Natural Gas (mmcf)

						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	15,788	18,047	5,425	—	—	39,260
Revisions of previous estimates	(5,923)	—	—	—	3,261	(2,662)
Extensions, discoveries and other	8,894	—	—	178,526	(1,634)	185,786
Purchases of reserves in place	24,445	—	—	—	(24,324)	121
Production	(3,048)	(1,992)	(174)	(24,400)	1,391	(28,223)
December 31, 2013	40,156	16,055	5,251	154,126	(21,306)	194,282

Total (mboe)

						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined

Net proved reserves
January 1, 2013	21,207	15,722	12,260	—	—	49,189
Revisions of previous estimates	(309)	—	—	—	407	98
Extensions, discoveries and other	17,030	—	—	70,254	(2,894)	84,390
Purchases of reserves in place	24,671	—	—	—	(24,443)	228
Production	(3,872)	(1,899)	(496)	(10,091)	1,343	(15,015)
December 31, 2013	58,727	13,823	11,764	60,163	(25,587)	118,890

Summary Unaudited Pro Forma Combined

Oil, Natural Gas Liquids and Natural Gas
Reserve Data

	Sanchez	Catarina	Pro Forma
	Historical (a)	Acquisition	Combined
Estimated proved developed reserves:
Oil (mbo)	17,973	7,566	25,539
Natural gas liquids (mbbl)	3,309	12,638	15,947
Natural gas (mmcf)	20,582	93,925	114,507
mboe	24,712	35,857	60,569

Estimated proved undeveloped reserves:
Oil (mbo)	27,447	5,025	32,472
Natural gas liquids (mbbl)	3,306	9,247	12,553
Natural gas (mmcf)	19,574	60,201	79,775
mboe	34,015	24,306	58,321

(a) The Sanchez Historical includes Sanchez, the Cotulla Acquisition and the Wycross Acquisition.

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas liquids and natural gas reserves at December 31, 2013 is as follows (in thousands):

			Sanchez
	Sanchez	Catarina	Pro Forma
Standardized Measure	Historical	Acquisition	Combined

Future cash inflows	$4,873,808	$2,424,809	$7,298,617
Future production costs	(1,293,653)	(1,076,093)	(2,369,746)
Future development costs	(900,820)	(553,550)	(1,454,370)
Future income taxes	(547,634)	(110,951)	(658,585)
Discount to present value at 10% annual rate	(922,146)	(274,891)	(1,197,037)
Standardized measure of discounted future net cash flows	$1,209,555	$409,324	$1,618,879

For the December 31, 2013 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed for oil and condensate using an unweighted twelve month average West Texas Intermediate posted price of $96.78 for both the Sanchez historical and the Catarina acquisition. For NGLs, the average price was based on an unweighted twelve month average Mt. Belvieu posted price of $41.23 for both the Sanchez historical and the Catarina acquisition.  For natural gas the average price was based on an unweighted twelve month average Henry Hub spot natural gas price average of $3.67 for both the Sanchez historical and the Catarina acquisition.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows (in thousands):

Summary Unaudited Pro Forma Combined
Oil, Natural Gas Liquids and Natural Gas
Reserve Data

						Sanchez
	Sanchez	Cotulla	Wycross	Catarina	Pro Forma	Pro Forma
	Historical	Acquisition	Acquisition	Acquisition	Adjustments	Combined
Summary of Changes

Balance, beginning of period	$286,300	$334,663	$276,916	$466,838	$—	$1,364,717

Changes in prices and costs	(53,586)	(20,491)	(8,174)	131,007	(6,786)	41,970
Revisions of previous quantity estimates	(8,073)	—	—	—	11,116	3,043
Extensions and discoveries	347,503	—	—	—	(72,558)	274,945
Sales of oil and gas - net of production costs	(261,417)	(97,316)	(40,144)	(270,039)	78,153	(590,763)
Net change in income taxes	(167,250)	20,592	580	37,588	(28,552)	(137,042)
Changes in development costs	455,182	—	—	—	(105,170)	350,012
Accretion of discount	28,630	33,466	27,692	46,684	—	136,472
Purchase of reserves in place	552,887	—	—	—	(543,714)	9,173
Other - net	29,379	(1,319)	(1,366)	(2,754)	142,412	166,352
Net change	923,255	(65,068)	(21,412)	(57,514)	(525,099)	254,162

Balance, end of period	$1,209,555	$269,595	$255,504	$409,324	$(525,099)	$1,618,879